Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-150252) pertaining to the Employees’ Long-Term Incentive Plan of Williams Pipeline Partners L.P. and to the incorporation by reference therein of our reports dated February 23, 2009, with respect to the consolidated financial statements of Williams Pipeline Partners L.P. included in this Annual Report (Form 10-K) for the year ended December 31, 2008.

Ernst & Young LLP
Houston, Texas
February 23, 2009